Exhibit 99.1

1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 714.667.8252 main 714.667.6860 fax www.gbe-reits.com/healthcare2

Contact:	Damon Elder
Phone:	714.975.2659
Email:	damon.elder@grubb-ellis.com
Grubb & Ellis Healthcare REIT II
Reports Fourth Quarter and Year End 2010 Results
SANTA ANA, Calif. (March 11, 2011) — Grubb & Ellis Healthcare REIT II, Inc. today announced operating results for the company’s fourth quarter and year ended Dec. 31, 2010.
“Despite the fact that Grubb & Ellis Healthcare REIT II only began acquiring assets in March 2010, the company’s fourth quarter modified funds from operations of $1.8 million nearly equals our distributions paid of $1.83 million,” said Danny Prosky, president and chief operating officer of Grubb & Ellis Healthcare REIT II. “As we’ve often said, our focus has been, and will remain, building and managing the best non-traded REIT in the industry that provides its investors with distribution sustainability and superior long-term financial performance. Our first full year of operations has exceeded our expectations, during which we completed 14 acquisitions totaling 25 buildings for an aggregate of more than $193 million and achieved quarterly growth in net operating income and modified funds from operations as a result of such acquisitions.”
2010 Highlights and Recent Accomplishments
•	Completed fourth quarter and 2010 acquisitions totaling $55.4 million and $193.4 million, respectively, based on purchase price.
•	Declared and paid quarterly distributions equal to an annualized rate of 6.5 percent to stockholders of record, based upon a $10.00 per share offering price. The company’s board of directors intends to continue to declare distributions on a quarterly basis.
•	Company’s property portfolio achieved an aggregate average occupancy of 98 percent as of Dec. 31, 2010.
•	Established a secured revolving line of credit with Bank of America, N.A. for $25 million.
•	Fourth quarter modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, of approximately $1.8 million nearly equals distributions paid of approximately $1.83 million. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO.)
•	Fourth quarter net operating income, or NOI, totaled approximately $3.7 million. For the year, NOI totaled approximately $6.5 million. (Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI.)
Fourth Quarter and Recent Acquisition Highlights
Continued to expand assets under management with accretive acquisitions:
•	In October, the company acquired Athens Long-Term Acute Care Hospital in Athens, Ga. for approximately $12.3 million.
•	In November, the company completed an $11.4 million acquisition of a medical office building in Sylva, N.C.
•	In December, the company acquired Humble Surgical Hospital near Houston for $13.1 million, a medical office building in Ennis, Texas for $7.1 million and two medical office buildings in Lawton, Oklahoma for a combined total of approximately $11.6 million.
•	Total assets grew from $138 million at the close of the third quarter to more than $193 million at the close of the fourth quarter.
•	Subsequent to the close of the fourth quarter, the company acquired Columbia Long-Term Acute Care Hospital in Columbia, Missouri for approximately $12.4 million.

“Frankly, we are thrilled with our results for 2010,” said Prosky. “We are raising more equity each quarter and deploying it efficiently by acquiring assets that are immediately accretive and support our distribution rate. We are meeting or exceeding nearly all of our projections for performance and we couldn’t be more proud to have established what is, according to widely accepted industry standards, already among the best performing non-traded REITs in the country.”
Conference Call Information
The company has scheduled a conference call to discuss its fourth quarter and year ended 2010 results on Thursday, March 17, 2011 at 12:30 pm Eastern Time. The conference call may be accessed by dialing 1.800.942.7925. Callers should reference the “Grubb & Ellis Healthcare REIT II call” to the operator when dialing in to the conference.
FINANCIAL TABLES AND NOTES FOLLOW

GRUBB & ELLIS HEALTHCARE REIT II, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	December 31,
	2010	2009

ASSETS
Real estate investments:
Operating properties, net	$163,335,000	$—
Cash and cash equivalents	6,018,000	13,773,000
Accounts and other receivables, net	241,000	—
Restricted cash	2,816,000	—
Real estate and escrow deposits	649,000	—
Identified intangible assets, net	28,568,000	—
Other assets, net	2,369,000	36,000

Total assets	$203,996,000	$13,809,000

LIABILITIES AND EQUITY

Liabilities:
Mortgage loans payable, net	$58,331,000	$—
Line of credit	11,800,000	—
Accounts payable and accrued liabilities	3,356,000	178,000
Accounts payable due to affiliates	840,000	347,000
Derivative financial instruments	453,000	—
Identified intangible liabilities, net	502,000	—
Security deposits, prepaid rent and other liabilities	3,352,000	—

Total liabilities	78,634,000	525,000

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 15,452,668 and 1,532,268 shares issued and outstanding as of December 31, 2010 and 2009, respectively	154,000	15,000
Additional paid-in capital	137,657,000	13,549,000
Accumulated deficit	(12,571,000)	(281,000)

Total stockholders’ equity	125,240,000	13,283,000
Noncontrolling interests	122,000	1,000

Total equity	125,362,000	13,284,000

Total liabilities and equity	$203,996,000	$13,809,000

GRUBB & ELLIS HEALTHCARE REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2010 and for the Period from
January 7, 2009 (Date of Inception) through December 31, 2009

		Period from
		January 7, 2009
		(Date of Inception)
	Year Ended	through
	December 31, 2010	December 31, 2009
Revenue:
Rental income	$8,682,000	$—

Expenses:
Rental expenses	2,201,000	—
General and administrative	1,670,000	268,000
Acquisition related expenses	7,099,000	18,000
Depreciation and amortization	3,591,000	—

Total expenses	14,561,000	286,000

Loss from operations	(5,879,000)	(286,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense	(1,416,000)	—
Loss in fair value of derivative financial instruments	(143,000)	—
Interest income	15,000	4,000

Net loss	(7,423,000)	(282,000)

Less: Net (income) loss attributable to noncontrolling interests	(1,000)	1,000

Net loss attributable to controlling interest	$(7,424,000)	$(281,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.99)	$(1.51)

Weighted average number of common shares outstanding — basic and diluted	7,471,184	186,330

GRUBB & ELLIS HEALTHCARE REIT II, INC.
NET OPERATING INCOME RECONCILIATION
For the Quarter Ended December 31, 2010, For the Year Ended December 31, 2010 and
For the Period from January 7, 2009 (Date of Inception) through December 31, 2009
Net operating income is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, the company’s use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the quarter ended December 31, 2010, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

			Period from
			January 7, 2009
	Quarter Ended		(Date of Inception)
	December 31, 2010	Year Ended	through
	(unaudited)	December 31, 2010	December 31, 2009

Net loss	$(1,631,000)	$(7,423,000)	$(282,000)
Add:

General and administrative	622,000	1,670,000	268,000

Acquisition related expenses	1,920,000	7,099,000	18,000

Depreciation and amortization	1,869,000	3,591,000	—

Interest expense	933,000	1,559,000	—
Less:

Interest income	(1,000)	(15,000)	(4,000)

Net operating income	$3,712,000	$6,481,000	$—

GRUBB & ELLIS HEALTHCARE REIT II, INC.
FFO AND MFFO RECONCILIATION
For the Quarter Ended December 31, 2010, For the Year Ended December 31, 2010 and For the Period from
January 7, 2009 (Date of Inception) through December 31, 2009
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.
The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company’s FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the company’s performance to investors and to management, and when compared year over year, reflects the impact on the company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.
However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the company’s net income or loss as determined under GAAP.
The company defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to the company for the quarter ended December 31, 2010, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the company’s performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.
The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the quarter ended December 31, 2010, for the year ended December 31, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009.

			Period from
			January 7, 2009
	Quarter Ended		(Date of Inception)
	December 31, 2010	Year Ended	through
	(unaudited)	December 31, 2010	December 31, 2009

Net loss	$(1,631,000)	$(7,423,000)	$(282,000)
Add:
Depreciation and amortization — consolidated properties	1,869,000	3,591,000	—
Less:
Net (income) loss attributable to noncontrolling interests	—	(1,000)	1,000
Depreciation and amortization related to noncontrolling interests	(2,000)	(4,000)	—

FFO	$236,000	$(3,837,000)	$(281,000)

Add:

Acquisition related expenses	$1,920,000	$7,099,000	$18,000

Amortization of above and below market leases	30,000	79,000	—
Loss in fair value of derivative financial instruments	(51,000)	143,000	—
Deferred rent receivables related to noncontrolling interests	1,000	1,000	—
Less:

Deferred rent receivables	(335,000)	(576,000)	—

MFFO	$1,801,000	$2,909,000	$(263,000)

Weighted average common shares outstanding — basic and diluted	12,765,174	7,471,184	186,330

FFO per common share — basic and diluted	$0.02	$(0.51)	$(1.51)

MFFO per common share — basic and diluted	$0.14	$0.39	$(1.41)

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.
Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Grubb & Ellis is one of the largest and most respected commercial real estate services and investment companies in the world. Grubb & Ellis Company’s 5,200 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded REITs, mutual funds, separate accounts and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the success of our company, our ability to provide our investors distribution sustainability and superior long-term financial performance, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income and modified funds of operations, whether we can maintain the financial results experienced in the year ended December 31, 2010, and whether we can continue to raise sufficient equity in our initial public offering and deploy it efficiently by acquiring assets. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to continue to maintain the current coverage of our investor distributions; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.
THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.
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